UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 7, 2017

Hibbett Sports, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware	000-20969	20-8159608
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

2700 Milan Court
Birmingham, Alabama  35211
(Address of principal executive offices)

(205) 942-4292
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  Appointment of Director – On August 7, 2017, the Board of Directors (Board) of Hibbett Sports, Inc. (Company) appointed Mr. James A. Hilt to the Board effective immediately.  Mr. Hilt will serve as a Class III Director until the Company's annual meeting of stockholders to be held in 2020 and until his successor is duly elected and qualified.  Mr. Hilt also was appointed to serve as a member of the Audit Committee of the Board.  The appointment of Mr. Hilt was part of a corporate governance change approved by the Board that increased the size of the Board of Directors from eight Directors to nine Directors effective immediately.  As a result of the appointment, three Directors will serve in each of the Company's Class I, Class II and Class III directorships.  A copy of the press release announcing this appointment is attached to this Form 8-K as Exhibit 99.1.

Mr. Hilt has served as Executive Vice President, Chief Marketing Officer and eCommerce at Express, Inc. since March 2016.  Mr. Hilt joined Express in February 2014 as Senior Vice President of e-Commerce.  Prior to joining Express, he was Vice President of eBooks and Managing Director, International at Barnes & Noble, Inc.  Earlier in his career, Mr. Hilt held several executive positions at Sears Holdings Corporation, the parent company of Sears Roebuck and Co. and Kmart Corporation.  Before Sears, Mr. Hilt was a Director of Global Marketing at SAP and held several senior positions at IBM.

Board members of the Company currently receive an annual retainer of $70,000.  Mr. Hilt will receive a pro rata portion of the annual retainer for his service during the remainder of fiscal year 2018.  Under the 2012 Non-Employee Director Equity Plan (2012 Plan), board members also currently receive, upon election, a value of $75,000 worth of equity in the form of stock options to purchase shares of our common stock or restricted stock units and, as an annual grant, a value of $100,000 worth of equity in any form allowed under the 2012 Plan, for each full year of service, pro-rated for Directors who serve less than a full fiscal year.  Mr. Hilt will receive the full $75,000 grant upon election and a pro rata portion of the $100,000 annual grant for his service during the remainder of fiscal year 2018.  Mr. Hilt will also be eligible to participate in the 2015 Director Deferred Compensation Plan (Deferred Plan) which allows each non-employee Director to defer all or a portion of their Board fees into cash, stock units or stock options annually on a calendar year basis.

Item 7.01.  Regulation FD Disclosures.

A copy of a press release relating to the appointment of Mr. Hilt to the Company's Board of Directors is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item, including Exhibit 99.1 attached hereto, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section.  It may be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 only if such subsequent filing specifically references this Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1 is furnished pursuant to Item 5.02 and shall not be deemed to be "filed".

Exhibit No.	Description
99.1	Press Release Dated August 9, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIBBETT SPORTS, INC.

	By:	/s/ Scott J. Bowman
Scott J. Bowman
August 9, 2017		Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release Dated August 9, 2017